Exhibit 21

REGENCY CENTERS CORPORATION
Subsidiaries

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Regency Centers, L.P.	Delaware	Regency Centers Corporation Outside Investors	General Partner Limited Partners	99.0% 1.0%

MCW-RC FL-Anastasia, LLC	Delaware	Regency Centers, L.P.	Member	100%
MCW-RC FL-King's, LLC (fka MCW-RC Florida, LLC)	Delaware	Regency Centers, L.P.	Member	100%
MCW-RC FL-Shoppes at 104, LLC	Delaware	Regency Centers, L.P.	Member	100%
MCW-RC GA-Howell Mill Village, LLC	Delaware	Regency Centers, L.P.	Member	100%
MCD-RC CA-Amerige, LLC	Delaware	Regency Centers, L.P.	Member	100%
MCD-RC El Cerrito Holdings, LLC	Delaware	Regency Centers, L.P.	Member	100%
MCD-RC CA-El Cerrito, LLC	Delaware	MCD-RC El Cerrito Holdings, LLC	Member	100%
REG8 Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
REG8 Tassajara Crossing, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Plaza Hermosa, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Sequoia Station, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Mockingbird Commons, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Sterling Ridge, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Prestonbrook Crossing, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Wellington, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Berkshire Commons, LLC	Delaware	REG8 Member, LLC	Member	100%
FL-Corkscrew Village Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
FL-Corkscrew Village, LLC	Delaware	FL-Corkscrew Village Member, LLC	Member	100%
FL-Crossroads Shopping Center Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
FL-Crossroads Shopping Center, LLC	Delaware	FL-Crossroads Shopping Center Member, LLC	Member	100%
FL-Naples Walk Shopping Center Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
FL-Naples Walk Shopping Center, LLC	Delaware	FL-Naples Walk Shopping Center Member, LLC	Member	100%
FL-Northgate Square Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
FL-Northgate Square, LLC	Delaware	FL-Northgate Square Member, LLC	Member	100%

4S Regency Partners, LLC	Delaware	Regency Centers, L.P. 4S Ranch Company 1700, L.P.	Member Member	80% 20%
Alba Village Regency, LLC	Delaware	Regency Centers, L.P. Northgate Center Phase I, LLC	Member Member	Interests Vary

REGENCY CENTERS CORPORATION
Subsidiaries

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Applegate Ranch, LLC	Delaware	Regency Centers, L.P.	Member	100%
Beacon Lakes Marketplace, LLC	Delaware	Regency Centers, L.P.	Member	100%
Belleview Square, LLC	Delaware	Regency Centers, L.P.	Member	100%
Bridges Insurance Company	South Carolina	Regency Centers, L.P.	Shareholder	100%
Buckwalter Bluffton, LLC	Delaware	Regency Centers, L.P.	Member	100%
Clayton Valley Shopping Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
Colonnade Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Corvallis Market Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
Deer Springs Town Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
Fairfax Regency, LLC	Delaware	Regency Centers, L.P. J. Donegan Company	Member Member	Varies
Fairhope, LLC	Delaware	Regency Centers, L.P.	Member	100%
Fortuna Regency Phase II, LLC	Delaware	Regency Centers, L.P.	Member	100%
FV Commons, LLC	Delaware	Regency Centers, L.P.	Member	100%
Gateway Azco GP, LLC	Delaware	Regency Centers, L.P.	Member	100%
Gateway Azco LP, LLC	Delaware	Regency Centers, L.P.	Member	100%
AZCO Partners	Pennsylvania	Gateway Azco Partners GP, LLC Gateway Azco LP, LLC	General Partner Limited Partner	1% 99%
Gateway Azco Manager, LLC	Delaware	Regency Centers, L.P.	Member	100%
Glen Oak Glenview, LLC	Delaware	Regency Centers, L.P.	Member	100%
Glenview-REG, LLC	Delaware	Regency Centers, L.P.	Member	100%
Grand Ridge Plaza I, LLC	Delaware	Regency Centers, L.P.	Member	100%
Grand Ridge Plaza II, LLC	Delaware	Regency Centers, L.P.	Member	100%
Hasley Canyon Village, LLC	Delaware	Regency Centers, L.P.	Member	100%
Hibernia North, LLC	Delaware	Regency Centers, L.P.	Member	100%
Hickory Creek Plaza, LLC	Delaware	Regency Centers, L.P.	Member	100%
Hoadly Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Indian Springs GP, LLC	Delaware	Regency Centers, L.P.	Member	100%
Indio Jackson, LLC	Delaware	Regency Centers, L.P.	Member	100%
Lee Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
The Marketplace at Briargate, LLC	Delaware	Regency Centers, L.P.	Member	100%
Menifee Marketplace, LLC	Delaware	Regency Centers, L.P.	Member	100%
Merrimack Shopping Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
Murfreesboro North, LLC	Delaware	Regency Centers, L.P.	Member	100%
Murieta Gardens Shopping Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
NSHE Winnebago, LLC	Arizona	Regency Centers, L.P.	Member	100%
NTC-REG, LLC	Delaware	Regency Centers, L.P.	Member	100%
New Smyrna Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

REGENCY CENTERS CORPORATION
Subsidiaries

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
New Windsor Marketplace, LLC	Delaware	Regency Centers, L.P.	Member	100%
Northlake Village Shopping Center, LLC	Florida	Regency Centers, L.P.	Member	100%

Otay Mesa Crossing, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Centers Acquisitions, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Centers Advisors, LLC	Florida	Regency Centers, L.P.	Member	100%
RC CA Santa Barbara, LLC	Delaware	Regency Centers, L.P.	Member	100%
RC Georgia Holdings, LLC	Georgia	Regency Centers, L.P.	Member	100%
Red Bank Village, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Alliance Santa Rosa	Delaware	Regency Centers, L.P.	Member	100%
Regency Centers Georgia, L.P.	Georgia	RC Georgia Holdings, LLC Regency Centers, L.P.	General Partner Limited Partner	1% 99%
Regency Blue Ash, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Cahan Clovis, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Lending, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Magi, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Marinta-LaQuinta, LLC	Delaware	Regency Centers, L.P. Marinita Development Co.	Member Member	Interest Varies
Regency Opitz, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Petaluma, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Remediation, LLC	Florida	Regency Centers, L.P.	Member	100%
Sandy Springs Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Shops at Saugus, LLC	Delaware	Regency Centers, L.P.	Member	100%
Signature Plaza, LLC	Delaware	Regency Centers, L.P.	Member	100%
Spring Hill Town Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
T&M Shiloh Development Company	Texas	Regency Centers, L.P.	General Partner	100%
Twin City Plaza Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
Twin City Plaza, LLC	Delaware	Twin City Plaza Member, LLC	Member	100%
Uptown Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
Uptown District Regency, LLC	Delaware	Uptown Member, LLC	Member	100%
Valleydale, LLC	Delaware	Regency Centers, L.P.	Member	100%
Wadsworth, LLC	Delaware	Regency Centers, L.P.	Member	100%
DJB No. 23, L.P.	Texas	Wadsworth, LLC Regency Centers, L.P.	General Partner Limited Partner	1% 99%
Walton Town Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
Waterside Marketplace, LLC	Delaware	Regency Centers, L.P.	Member	100%
RRG Holdings, LLC	Florida	Regency Centers, L.P.	Member	100%
Regency Realty Group, Inc.	Florida	Regency Centers, L.P. RRG Holdings, LLC	Preferred Stock Common Stock Common Stock	100% 7% 93%
1488-2978 SC GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

REGENCY CENTERS CORPORATION
Subsidiaries

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
1488-2978 SC, L.P.	Texas	1488-2978 SC GP, LLC Regency Realty Group, Inc.	General Partner Limited Partner	1% 99%
Alameda Bridgeside Shopping Center, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Amherst Street Shopping Center, LLC	Delaware	Regency Realty Group	Member	100%
Bordeaux Development, LLC	Florida	Regency Realty Group, Inc.	Member	100%
Caligo Crossing, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Castaic Vine, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Cathedral City Rio Vista Town Centre, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Chestnut Powder, LLC	Georgia	Regency Realty Group, Inc.	Member	100%
Culpeper Regency, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Dixon, LLC	Florida	Regency Realty Group, Inc.	Member	100%
East Towne Center, LLC	Delaware	Regency Realty Group, Inc. Lake McLeod, LLC	Member Member	Interests Vary
Edmunson Orange Corp.	Tennessee	Regency Realty Group, Inc.	Common Stock	100%
Edmunson Orange North Carolina, LLC	Delaware	Edmunson Orange Corp.	Member	100%
VP101, LLC	Delaware	Edmunson Orange Corp.	Member	100%
Gateway 101, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Hanover Northampton GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Hanover Northampton LP Holding, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Hanover Northampton Partner, LP	Delaware	Hanover Northampton LP Holding, LLC Regency Realty Group, Inc.	General Partner Limited Partner	0% 100%
Hanover Northampton Retail, LP	Delaware	Hanover Northampton GP, LLC Hanover Northampton Partner, LP	General Partner Limited Partner	.5% 99.5%
Hermitage Development II, LLC	Florida	Regency Realty Group, Inc.	Member	100%
Jog Road, LLC	Florida	Regency Realty Group, Inc.	Member Member	50% 50%
Southland Centers II, LLC	Florida	Jog Road, LLC	Member	100%
Kulpsville Village Center LP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Kulpsville Village Center, LP	Delaware	Kulpsville Village Center LP, LLC Regency Realty Group, Inc.	General Partner Limited Partner	.5% 99.5%
Lonestar Retail, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Loveland Shopping Center, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Lower Nazareth LP Holding, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Lower Nazareth Partner, LP	Delaware	Regency Realty Group, Inc. Lower Nazareth LP Holding, LLC	Limited Partner General Partner	100% 0%

REGENCY CENTERS CORPORATION
Subsidiaries

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Lower Nazareth GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Lower Nazareth Commons, LP	Delaware	Lower Nazareth GP, LLC Lower Nazareth Partner, LP	General Partner Limited Partner	.5% 99.5%
Lower Nazareth II LP Holding, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Lower Nazareth II Partner, LP	Delaware	Lower Nazareth II LP Holding, LLC Regency Realty Group, Inc.	General Partner Limited Partner	0% 100%
Lower Nazareth II GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Lower Nazareth Commons II, LP	Delaware	Lower Nazareth II GP, LLC Lower Nazareth II Partner, LP	General Partner Limited Partner	.5% 99.5%
Luther Properties, Inc.	Tennessee	Regency Realty Group, Inc.	Common Stock	100%
Marietta Outparcel, Inc.	Georgia	Regency Realty Group, Inc.	Common Stock	100%
Middle Creek Commons, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Middle Tennessee Development, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Mitchell Service, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Mountain Meadow, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Mountain View Shopping Center, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
NorthGate Regency, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Paso Golden Hill, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
R2 Media, LLC	Florida	Regency Realty Group, Inc.	Member	100%
RRG Net, LLC	Florida	Regency Realty Group, Inc.	Member	100%
Regency/PGM-Burkitt, LLC	Delaware	Regency Realty Group, Inc. PGM-Burkitt, LLC	Member Member	Interests Vary
Regency Realty Colorado, Inc.	Florida	Regency Realty Group, Inc Snowden Leftwich (see Note 1)	Common Stock Common Stock	80% 20%
Regency Realty Group-NE, Inc.	Florida	Regency Realty Group, Inc.	Common Stock	100%
Regency Solar, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
SS Harbour GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
SS Harbour, L.P.	Texas	SS Harbour GP, LLC Regency Realty Group, Inc.	General Partner Limited Partner	1% 99%
Seminole Shoppes, LLC	Delaware	Regency Reatly Group, Inc. M&P Shopping Centers	Member Member	50% 50%
Shops at Highland Village GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Shops at Highland Village Development, Ltd.	Texas	Shops at Highland Village GP, LLC Regency Realty Group, Inc.	General Partner Limited Partner	1% 99%
Shops at Quail Creek, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Slausen Central, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Stanley Bernal, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
State Street Crossing, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Stonewall Regency, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Summerville-Orangeburg, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

REGENCY CENTERS CORPORATION
Subsidiaries

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
RRG Pennsylvania GP, Inc.	Florida	Regency Realty Group, Inc.	Common Stock	100%
Swatara Marketplace LP	Delaware	RRG Pennsylvania GP, Inc. Regency Realty Group, Inc.	General Partner Limited Partner	.5% 99.5%
West End Properties, LLC	Florida	Regency Realty Group, Inc.	Member	100%

Note 1: Snowden Leftwich is a Regency employee who is the licensed broker for this entity. Colorado requires that the broker must own a minimum of 20% of the equity in a licensed entity.